FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”), dated February ___, 2011, and effective as of November 22, 2010 (the “Effective Date”), is entered into by and between BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the “Bank”), as successor-in-interest to Colonial Bank by asset acquisition from the FDIC as Receiver for Colonial Bank (“Colonial Bank”),1 TREBOR INDUSTRIES, INC., a Florida corporation (“Trebor”), and ROBERT M. CARMICHAEL, individually, (“Carmichael”) (Trebor and Carmichael, collectively as the “Loan Parties”).

RECITALS:

WHEREAS, on or about February 22, 2007, Trebor, as evidence of a loan made by the Bank (the “First Loan”), executed and delivered to the Bank’s predecessor-in-interest, Colonial Bank, a Business Loan Agreement dated February 22, 2007 (the “First Loan Agreement”);

WHEREAS, in connection with the First Loan Agreement, Trebor executed and delivered to the Bank’s predecessor-in-interest, Colonial Bank, a Promissory Note dated February 22, 2007, in the principal amount of $1,000,000.00 (the “First Note”);

WHEREAS, to secure payment of the First Note, Trebor executed and delivered to the Bank’s predecessor-in-interest, Colonial Bank, (i) a Mortgage dated February 22, 2007, and recorded on March 8, 2007 in Official Records Book 43713, Page 536, Public Records of Broward County, Florida (the “First Mortgage”) providing the Bank with a first priority mortgage and security interest in the personal property described therein, and the real property more particularly described on Exhibit “A” attached hereto and incorporated herein by reference (the “Mortgaged Property”), and (ii) an Assignment of Rents dated February 22, 2007, and recorded on March 8, 2007 in Official Records Book 43713, Page 546, Public Records of Broward County, Florida (the “First Assignment”);

WHEREAS, the Bank’s predecessor-in-interest, Colonial Bank, perfected its security interest in the collateral described in the First Mortgage and First Assignment by (i) filing a UCC-1 Financing Statement with the Florida Secretary of State on March 8, 2007, File No. 200704951213 and (ii) recording a UCC-1 Financing Statement on March 2, 2007 in the Public Records of Broward County, Florida in Official Records Book 43713, Page 554 (the “First Loan Financing Statements”);

WHEREAS, to further secure payment of the First Note and all other indebtedness owed by Trebor to BB&T, Carmichael executed and delivered to the Bank’s predecessor-in-interest, Colonial Bank, a Commercial Guaranty dated February 22, 2007 (the “Guaranty”);
________________________________
1 Colonial Bank was formerly known as Colonial Bank, N.A.  The term “Colonial Bank” shall include Colonial Bank, N.A.

WHEREAS, on or about February 10, 2010, Trebor, as evidence of a line of credit made by the Bank’s predecessor-in-interest, Colonial Bank, executed and delivered to the Bank’s predecessor-in-interest, Colonial Bank, a Business Loan Agreement dated February 10, 2010 (the “Second Loan Agreement”);

WHEREAS, in connection with the Second Loan Agreement, Trebor executed and delivered to the Bank’s predecessor-in-interest, Colonial Bank, a Promissory Note dated February 10, 2010, in the principal amount of $199,990.28 (the “Second Note”)2 (together with the First Note as the “Notes”);

WHEREAS, to secure payment of the Second Note, Trebor executed and delivered to the Bank’s predecessor-in-interest, Colonial Bank, a Mortgage dated March 5, 2008, and recorded on March 18, 2008 in Official Records Book 45193, Page 635, Public Records of Broward County, Florida, providing the Bank with a second priority mortgage and security interest in the Mortgaged Property, as modified by that certain Modification of Mortgage dated December 2, 2008, and recorded on December 31, 2008 in Official Records Book 45892, Page 655, Public Records of Broward County, Florida (collectively, as the “Second Mortgage”) (the First Mortgage together with the Second Mortgage, as the “Mortgages”);

WHEREAS, the Bank’s predecessor-in-interest, Colonial Bank, perfected its security interest in the collateral described in the Second Mortgage by filing a UCC-1 Financing Statement with the Florida Secretary of State on March 10, 2008, File No. 200807824672 (the “Second Loan Financing Statements”) (the Notes, the Mortgages, the First Loan Agreement, the First Assignment, the First Loan Financing Statements, the Guaranty, the Second Loan Agreement, the Second Loan Financing Statements and any other documents executed in connection therewith as the “Loan Documents”);

WHEREAS, the Loan Parties are, as the case may be, the owner and holder of the real property and personal property described in the Loan Documents (the foregoing real and personal property, together with any other property securing the obligations of the Loan Parties to the Bank, is collectively referred to hereinafter as the “Collateral”);

WHEREAS, Trebor defaulted under the First Note by failing to pay to the Bank the monthly payment due on August 22, 2010 under the First Note.  By virtue of its default under the First Note, Trebor has defaulted under the Second Note (collectively, as the “Loan Defaults”).3

WHEREAS, the Bank is the owner and holder of the Loan Documents;
_______________________________
2 The Second Note renews that certain Promissory Note dated March 5, 2008 in the original principal amount of $100,000.00, as further increased by that certain Promissory Note dated December 2, 2008 in the increased principal amount of $200,000.00, and all subsequent extensions, amendments or modifications thereto.
3 The Second Note provides, in pertinent part, as follows:
DEFAULT.  Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Other Defaults. Borrower fails…to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

WHEREAS, due to the aforesaid Loan Defaults, on or about January __, 2011, the Bank initiated a lawsuit by filing a complaint (the “Complaint”) against the Obligors in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida, Case No. 2011-001741 (the “Lawsuit”);

WHEREAS, the Loan Parties do not have any defenses, counterclaims, or offsets against the indebtedness owed to the Bank under the Loan Documents;

WHEREAS, due to the aforesaid Loan Defaults by the Loan Parties under the Loan Documents, it was necessary for the Bank to employ attorneys to represent and counsel it in connection with the above-described events and to negotiate and prepare this Agreement, as a result of which employment the Bank has incurred costs and expenses, including attorney’s fees, which costs and expenses, including attorney’s fees, are payable by the Loan Parties under the terms and conditions of the above-described Loan Documents and as set forth herein; and

WHEREAS, the Loan Parties have requested that the Bank forbear for a period of time from exercising its various rights and remedies under the Loan Documents and applicable law in response to the aforesaid Loan Defaults, and the Bank, subject to the terms and conditions of this Agreement, has agreed to such forbearance.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree to the following terms:

1.            Adoption of Recitals. The foregoing Recitals are hereby adopted and made a part hereof.  The Loan Parties warrant that the Recitals are accurate in every material respect.

2.           Purpose of this Agreement.  The purpose of this Agreement is to, among other things, (i) allow Trebor to repay to the Bank the principal, interest, late charges, and attorneys' fees and costs owed pursuant to the Loan Documents, (ii) give Trebor time to attempt to sell or refinance the Collateral, and (iii) modify and consolidate the Notes, upon the terms and conditions stated herein, as described more particularly in Section 6 below.

3.            Restatement and Reaffirmation of Obligations.

(a)           This Agreement memorializes the agreements between the parties regarding the restatement and reaffirmation of the Loan Parties’ obligations to the Bank pursuant to the Loan Documents, amendments to the terms of the Loan Documents to consolidate the Notes, establishment of terms and conditions for the consolidation and repayment of the Notes, and consolidating the amounts owed under the Notes to a term loan, as described more particularly in Section 6.

(b)           This Agreement is not intended to and shall not be construed to create or constitute a release or relinquishment of, and, except as herein specifically provided to the contrary, shall not affect, the liens, security interests, and rights of the Bank.  Nor does this Agreement waive, alter, or modify the Bank’s rights under the Loan Documents or otherwise waive or excuse any defaults thereunder, except as specifically provided herein, and for the sole benefit of the parties hereto.  This Agreement does not supersede, modify, alter, or amend any loan or other relationships between and among the Loan Parties and the Bank other than those specifically described herein.

4.           Capitalized Terms; Defined Terms.  Capitalized terms shall have the meaning ascribed herein or in the Loan Documents.  As used in this Agreement (including the foregoing Recitals), the following terms, which are in addition to terms defined elsewhere in this Agreement, shall have the indicated meanings.  Any inconsistency between the terms or definitions contained in this Agreement and the Loan Documents shall be resolved in favor of the definitions and terms contained in this Agreement.  All the terms defined in this Agreement in the singular shall have comparable meanings when used in the plural and vice versa.  The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions in this Agreement.  The words “include” and “including” are intended in every instance to be without limitation to the examples provided. Whenever any agreement, instrument, or document is defined in this Agreement, such definition shall be deemed to mean and include any amendment, restatement, or modification thereof.

5.            Representations, Acknowledgments, and Covenants. The Loan Parties represent, acknowledge, and covenant that each of the following is true on the date of execution and shall remain true until all obligations under the Loan Documents are satisfied:

(a)          True and Correct Statement.  As a condition to the signing of this Agreement, all parties are relying on the truth, completeness, and correctness of the statements and representations made herein, including the Recitals, and the parties hereto represent that this Agreement contains no material misrepresentations or omissions by any party to this Agreement.    The Loan Parties have verified all legal descriptions referred to herein and in the exhibits attached hereto and acknowledge and covenant that such legal descriptions are correct and accurately describe the Collateral.

(b)          Amount Owed.  The Loan Parties hereby acknowledge that the amount owed by Trebor to the Bank is itemized as follows:

(i)
under the First Note through and including November 22, 2010, is $854,959.70 in principal, plus accrued but unpaid interest in the amount of $20,418.58 and late fees of $300.00, plus per diem interest of $166.01 accruing thereafter; and

(ii)
under the Second Note through and including November 22, 2010, is $199,033.57 in principal, plus accrued but unpaid interest in the amount of $359.37, plus per diem interest of $35.93 accruing thereafter.

In addition to these amounts, the Loan Parties owe costs and legal fees (including reasonable attorney’s fees, paralegal fees, and expenses) incurred by the Bank in connection with the negotiation, preparation, execution and enforcement of this Agreement and all other documents entered into in connection herewith.

(c)          Collateral.  The Loan Parties acknowledge that all of the Collateral identified in the Loan Documents secures and shall continue to secure the Notes, as well as any additional obligations created hereunder or pursuant to the Loan Documents.  There has been no interruption, cessation, or lapse of the Bank’s security interests in the Collateral.

(d)          No Obligation to Restructure/Forbear.  Before execution and delivery of this Agreement, the Bank had no obligation to modify, extend, or otherwise amend the terms and conditions of the Loan Documents or to negotiate with the Loan Parties or any other person or entity concerning any of the foregoing.  The Loan Parties agree that the Bank’s execution of this Agreement does not create any such obligations other than as expressly set forth herein.

(e)          No Defenses or Claims.  The Loan Parties, jointly and severally, hereby acknowledge and agree that they do not have any defense, counterclaim, offset, cross-complaint, claim, or demand of any kind or nature whatsoever, including without limitation any usury or lender liability claim or defense, arising out of the Loan Documents or any past relationship between or among the Loan Parties and the Bank that can be asserted by any of the Loan Parties, either to reduce or eliminate all or part of their liability for the obligations, or to seek affirmative relief or damages of any kind from the Bank.  The Loan Parties, jointly and severally, further acknowledge that to the extent that any such claim should in fact exist, including without limitation any usury or lender liability claim, it is being fully, finally, and irrevocably released as provided in Section 5(f).

(f)           Release of Claims.  The Loan Parties, jointly and severally, hereby acknowledge and agree that certain Loan Defaults exist under the Loan Documents and that the Bank is under no obligation whatsoever to restructure or extend the Loan Documents.  In consideration of the terms and conditions of this Agreement, made at the Loan Parties’ request, the Loan Parties, jointly and severally, on behalf of themselves and their respective heirs, successors, and assigns, hereby fully, finally, and irrevocably release the Bank and its officers, directors, affiliates, subsidiaries, parents, representatives, agents, attorneys, employees, predecessors, successors, and assigns (collectively, the “Released Parties”) from any and all defenses, counterclaims, offsets, cross-claims, claims, and demands of any kind existing as of the date of this Agreement, including, without limitation, any usury or lender liability claims or defenses, whether known or unknown, and whenever and howsoever arising, relating to the Loan Documents or any past relationship between the Bank and any of the Loan Parties.  In addition, the Loan Parties, jointly and severally, hereby agree not to commence, join in, prosecute, or participate in any suit or other proceeding in a position adverse to that of any of the Released Parties arising directly or indirectly from any of the foregoing matters.  The Loan Parties, jointly and severally, hereby assign and convey unequivocally to the Bank, any and all defenses, counterclaims, offsets, cross-claims, claims, and demands of any kind existing as of the date of this Agreement, including, without limitation, any usury or lender liability claims or defenses, whether known or unknown and whenever and howsoever arising, relating to the Loan Documents or any past relationship between the Loan Parties and the Bank.

(g)          Taxes.  The Loan Parties have promptly paid when due, all taxes, assessments, and governmental charges of every kind and nature that have been lawfully levied, assessed, or imposed upon the Loan Parties or their properties (including the use thereof), or any obligations which, if unpaid would become liens against their assets, including, without limitation, all sums due and owing any taxing authority for income and other taxes withheld from the wages and salaries of its employees.  All federal, state, and other tax returns and reports required by law to be filed by the Loan Parties have been duly filed (or proper extensions for filing have been filed).

(h)         Business Decisions.  The Loan Parties have made their own decisions regarding their business operations and their incurrence and payment of third-party debt.

(i)           Good faith.  As of the date of this Agreement, the Bank and the Bank’s agents have acted at all times in a fair and reasonable manner, and in good faith in connection with their administration and enforcement of the Loan Documents, their dealings with the Loan Parties with respect to the Loan Documents, and their negotiations in connection with this Agreement and any other transactions related to the Loan Documents and/or this Agreement. The execution and delivery of this Agreement by the Loan Parties was and is their free and voluntary act and deed, without any misapprehension as to the effect thereof, and without any coercion, duress, overreaching, or any other misconduct by the Bank or any agent of the Bank.

(j)          Legal Counsel.  The Loan Parties have had the benefit of, or the opportunity to obtain, legal counsel throughout their dealings with the Bank and the Bank’s agents in connection with the administration and enforcement of the Loan Documents by the Bank and the Bank’s agents and the execution and delivery of this Agreement and the Loan Documents.

(k)          Authority to Execute Loan Documents.

(i)          The execution, delivery, and performance by the Loan Parties of this Agreement and the other documents referred to herein which are required to be executed and delivered in connection herewith:

(1)           is within its respective powers and authority;

(2)           does not contravene Trebor’s Articles of Incorporation, by-laws or regulations, or any amendments thereto;

(3)           does not contravene any Laws.

(iii)          No authorization or approval or action by, and no notice to or filing with, any governmental authority or regulatory body is known to be required for the due execution, delivery, and performance by the Loan Parties of this Agreement or any of the agreements or documents referred to herein, except for the recording thereof, where necessary, to evidence or perfect the liens or security interests granted to the Bank or conveyances made to the Bank in connection herewith.

(iv)           This Agreement and the other Loan Documents create and constitute legal, valid, enforceable, and binding obligations of the Loan Parties, as appropriate, in accordance with their respective terms.

6.            Forbearance; Consolidation; Interest Rate; Payments.

(a)          Initial Payment. Upon the execution of this Agreement (the “Closing Date”), the Loan Parties shall pay (i) any accrued yet unpaid interest due and owing under the Notes through the Closing Date4, and (ii) all of the attorney’s fees, expenses, and costs incurred by the Bank in connection with the preparation of this Agreement, and related documents, including, without limitation, all taxes, documentary stamps, recording fees, and title insurance search fees and premiums needed to perfect and protect the Bank’s security interest in the Collateral.

(b)          Consolidation of Indebtedness.  The indebtedness under the Notes shall be consolidated and converted into a term obligation to be evidenced by a Consolidated and Restated Promissory Note from Trebor in favor of Bank (the “Consolidated Note”), in the principal amount of $1,053,993.27, in substantially the form attached hereto as Exhibit “B”.  The Consolidated Note shall accrue interest at a non-default rate equal to a fixed rate of seven and one-half percent (7.50%), and shall be fully due and owing, together with any accrued but unpaid interest, on May 22, 2012, as described more particularly in the Consolidated Note.  The Consolidated Note shall be secured by the Mortgages and First Assignment.  To that end, Trebor shall execute a mortgage modification agreement (the “Mortgage Modification”), substantially in the form attached hereto as Exhibit “C,” which shall be recorded in the public records of Broward County, Florida.  The Bank must receive a new title insurance policy, or an endorsement to its existing title insurance policy, insuring its security interest in the Collateral, which shall be in form acceptable to the Bank in the Bank’s sole and absolute discretion.  To that end, the Loan Parties shall fully cooperate with the Bank and the title insurance company.

 (c)         Monthly Interest-Only Payments under the Consolidated Note.   Beginning February 22, 2011, and on the 22nd day of each month thereafter, Trebor shall pay all accrued but unpaid interest on the principal balance under the Consolidated Note.  The total principal balance of the Consolidated Note, together with any accrued but unpaid interest, shall be due and owing on May 22, 2012, as described more particularly in the Consolidated Note.

 (d)        Consolidated Note Guaranty.  Contemporaneous with the execution of the Consolidated Note, Carmichael shall execute the Unconditional and Continuing Guaranty in favor of the Bank (the “Additional Guaranty”) guaranteeing all of Trebor’s obligations to the Bank under the Consolidated Note (the “Obligations”), in substantially the form attached hereto as Exhibit “D” and incorporated herein by reference.
___________________________________
4  For illustrative purposes, accrued interest through February 15, 2011 is $36,871.41(accrued interest through November 22, 2010 of $21,553.09 plus accrued interest from November 22 through February 15, 2011 of $15,318.32).

(e)           Mortgaged Property.

(i)           Maintenance.  During the term of this Agreement, the Loan Parties shall maintain the Collateral in the same condition as prior to the execution of this Agreement, including but not limited to maintaining, at Loan Parties’ expense, the property insurance, utility service and lawn maintenance.

(ii)          Refinance or Sale.  The Loan Parties shall use their best efforts to refinance and/or market and attempt to sell the Mortgaged Property to a third-party prior to May 22, 2012.

(f)           Consent to Amendment of Complaint and Stipulation of Foreclosure.

(i)           The Loan Parties hereby consent to the amendment of the Complaint in order to reflect this Agreement and the documents executed in connection herewith.  The Loan Parties shall not oppose any motion for leave to amend the Complaint filed by the Bank in the Lawsuit.

(ii)           Contemporaneously with the execution of this Agreement, the Loan Parties shall execute a Joint Stipulation for Entry of Final Judgment of Foreclosure (the “Joint Stipulation”) in connection with complaint, as may be amended, filed in the Lawsuit, the form of which is attached hereto as Exhibit “E.”  The executed Joint Stipulation shall be held by the Bank in escrow so long as no default exists under this Agreement, the Consolidated Note, the Mortgage Modification, or the Additional Guaranty.

(iii)          Upon the Bank’s receipt of the this original executed Agreement the Consolidated Note, the Mortgage Modification, or the Additional Guaranty, the Bank shall cancel all hearings set in the Lawsuit and abate (but not dismiss) the claims filed in the Lawsuit for so long as no default exists under this Agreement, the Consolidated Note, the Mortgage Modification, or the Additional Guaranty.

8.           Default; Remedies.

(a)          Failure of the Loan Parties or any other person liable to timely pay or perform any of the Obligations is a default (“Default”) under this Agreement.  Upon the occurrence of a Default, the Bank may exercise any or all of the Bank’s remedies under this Agreement or the other Loan Documents including, without limitation, the immediate termination of the Forbearance Period and acceleration of maturity of all payments and Obligations.

(b)          If any of the Loan Parties fail to timely make any payment required by this Agreement, or if any of the Loan Parties fails to fully satisfy all of its obligations under the Loan Documents at or prior to the termination of the Forbearance Period, in addition to any other legal remedies available to the Bank, the Bank shall be entitled to the entry of final judgment in its favor against the Loan Parties, and shall be entitled to the entry of an order appointing a receiver for the Collateral.  The Loan Parties, jointly and severally, hereby irrevocably consent to the entry of such final judgment and order in any litigation initiated by the Bank as a result of a Default under the Loan Documents.  The receiver shall be empowered to manage and operate the Collateral, or any part thereof, to collect and administer rents and proceeds of the Collateral, and to apply said rents and proceeds to the payment of: (i) the Obligations, together with all costs and attorney’s fees, (ii) all impositions, and any other levies, assessments, or liens which may be, or may become, prior in lien or dignity to the Obligations, (iii) premiums for insurance, with interest on all such items, and (iv) the cost of all alterations, repairs, replacements, and expenses incident to taking and retaining possession of the Collateral and the management and operation thereof, all in such order or priority as the Bank in its sole discretion may determine.  The Loan Parties agree that the receiver shall be appointed without regard to whether the Loan Parties have committed waste or permitted deterioration of the Collateral, without regard to the adequacy of any security for the Obligations, and without regard to the solvency of any of the Loan Parties.

(c)          It shall be a Default hereunder if, prior to the complete satisfaction of the Obligations, any of the Loan Parties (i) files a petition in bankruptcy, (ii) seeks appointment of a receiver, trustee, custodian or other similar official for any of the Loan Parties, or for all or any portion of the Collateral, (iii) makes a general assignment for the benefit of creditors; or (iv) if any other person or entity files an involuntary petition in bankruptcy against any of the Loan Parties, that is not dismissed within sixty (60) days of the filing of such involuntary petition.

(d)         The occurrence of any of the following conditions shall constitute a Default under this Agreement:

(i)           The material incorrectness of any representation or warranty made by any Loan Party to the Bank in any of the Loan Documents, any financial statement, or any other document delivered to the Bank in connection with the Loan Documents and this Agreement;

(ii)          A failure by the Loan Parties to timely provide the financial statements and other financial information required pursuant to the Loan Documents;

(iii)         A failure to make any payment required under this Agreement that is not cured within five (5) calendar days;

(iv)         A sale (by land contract or otherwise), assignment, mortgaging, leasing, encumbering, refinancing, or conveyance of the Collateral, or any portion thereof or legal or equitable interest therein, except with the consent of the Bank and as otherwise expressly permitted in the Loan Documents; or

(v)          Any Loan Party shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay, or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty (60) days from the date thereof.

9.           Notices; Reports; Payments.

(a)          Any notice or report required or permitted under this Agreement shall be in writing.

(b)          Any notice, report, or payment required under this Agreement shall be deemed to have been given either (i) when delivered in person to the persons designated below for that purpose; (ii) upon delivery to an overnight courier (e.g., Federal Express, Airborne) as evidenced by the sender’s copy, addressed as set forth below; (iii) upon mailing by United States certified mail, return receipt requested, postage paid, to such address; or (iv) on the following business day if sent by email to the email addresses designated below.

(c)          Notice shall be deemed received when either (i) delivered in person to the agents designated below for that purpose; (ii) on the first business day after delivery to an overnight courier as evidenced by the sender’s copy, addressed as set forth below; (iii) three (3) days after deposited in the United States Mail, by certified mail, postage prepaid, return receipt requested, addressed to the other party; or (iv) on the first business day after sent by email to the email addresses designated below.  The addresses of the parties are as follows:

To the Bank:	Branch Banking and Trust Company
c/o Esteban Nunez, Vice President
2301 Lucien Way, #395
Maitland, FL 32751
Email: ENunez@BBandT.com

With Copy to:	W. Glenn Jensen, Esq.
Roetzel & Andress, LPA
420 South Orange Ave.
CNL II, 7th Floor
Orlando, FL 32801
Email: gjensen@ralaw.com

To the Loan Parties:	Trebor Industries, Inc.
c/o Robert M. Carmichael, President
940 N.W. First Street
Ft. Lauderdale, FL 33311

Robert M. Carmichael
940 N.W. First Street
Ft. Lauderdale, FL 33311

(d)          The persons and addresses to which notices are to be sent may be changed from time to time by written notice to such effect delivered to the other parties hereto.  Until such a notice of change is received, a party may rely upon the last person or address given.

10.          Hold Harmless and Indemnification. The Loan Parties hereby indemnify and hold harmless the Bank, its parent company, subsidiaries, current and former officers, directors, employees, attorneys, agents, and assigns of any and all claims, actions, causes of action, debts, obligations, or liabilities of any type or description whatsoever whether known or unknown arising from this Agreement, the Loan Documents, or any past relationship between any of the Loan Parties and the Bank. This hold harmless and indemnification expressly survives the satisfaction of the Consolidated Notes.

11.          Waiver and Confirmation of Guaranties.  By executing this Agreement, Carmichael hereby assents to the terms and conditions of this Agreement and ratify and reaffirm the terms and conditions of the Guaranties.  Carmichael hereby waives any defense to his obligations under the Guaranty based upon or arising out of (i) the modifications to the Loan Documents as herein provided, (ii) the taking of any additional security for repayment of the Loan Parties’ indebtedness to the Bank, and (iii) any act or omission of the Bank occurring on or before the Closing Date.  Notwithstanding any language contained in the Guaranty, Carmichael, to the extent permitted by law, waives any claim or other right which he might now have or hereafter may acquire against any other Loan Party, which arises from the existence or performance of Carmichael’s liability or other obligations under the Guaranty and any other guaranty which Carmichael has executed in favor of the Bank, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Bank against any Loan Party or any of the Collateral, whether or not such claim, remedy, or right arises in equity, or under contract, statute, or common law, until all of the Loan Parties’ indebtedness to the Bank is paid in full.

12.          Payment of Costs and Expenses. Any provision of this Agreement and the Loan Documents to the contrary notwithstanding, Loan Parties agree to pay to the Bank all costs and expenses, including but not limited to, appraisal fees, collateral verification and audit expenses, attorney’s fees, including appellate attorney’s fees, post-judgment collection-related attorney’s fees, and all attorneys’ fees and costs incurred by the Bank for all legal services in a bankruptcy case of any Loan Party in connection with the enforcement of and the collection of all sums due under the Loan Documents and this Agreement.

13.          No Further Commitment for Additional Accommodations. The Loan Parties expressly agree and stipulate that, except as otherwise herein specifically provided, the Bank has no obligation under the Loan Documents, by law, by equity, by the existence of this Agreement, or by any oral representation or communication of any sort from the Bank to refrain from exercising its rights under the Loan Documents or under this Agreement, or to agree, either now or in the future, to any further forbearances or extensions of time to satisfy the Obligations, or to provide any further accommodation to the Loan Parties under any circumstances whatsoever.

14.          No Waiver of Remedies. No delay or failure of the Bank to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right. No waiver, amendment, or other variation of the terms, conditions, or provisions of the Loan Documents shall be valid unless made in writing and signed by the Bank, and then only to the extent as specifically set forth in such writing. All remedies contained in the Loan Documents and this Agreement or by law afforded shall be cumulative and all shall be available to the Bank until the indebtedness has been paid in full.

15.          Insurance. The Loan Parties will pay the premium due for property insurance on the Collateral with the same coverage existing prior to the execution of this Agreement. At no time shall the Loan Parties let such insurance lapse. The Loan Parties shall provide proof to the Bank that it has insurance in effect on the Collateral listing the Bank as loss payee.

16.          Inspection.  Any of the Bank’s officers, employees, or agents shall have the right, at any time or times hereafter, in the Bank’s name or in the name of Loan Parties to verify the validity, amount, or any other matter relating to the Collateral by mail, telephone, or otherwise.  The Bank (by any of its officers, employees, or agents) shall have the right, at any time or times during usual business hours, to inspect the Collateral and all records related thereto (and to make extracts from such records) and the premises upon which any of such Collateral is located, to discuss Loan Parties’ affairs and finances with any attorney, accountant, account debtor, or creditor of the Loan Parties, and to verify the amount, quality, quantity, value, and condition of, or any other matter relating to the said Collateral.

17.          Time is of the Essence.  The Loan Parties further acknowledge that TIME IS OF THE ESSENCE with respect to the time for performance of the terms and provisions of this Agreement.  None of the Loan Parties shall be given any grace period within which to cure any default or breach under this Agreement except as explicitly provided herein.

18.          No Duress; Each Party Advised by Counsel; Traditional Rule of Construction Not Applicable.  The Loan Parties stipulate and agree that the Loan Documents and this Agreement have been executed voluntarily after due deliberation and negotiation and that neither Bank nor any other person has exerted or attempted to exert improper or unlawful pressure or has in any way induced or attempted to induce, through threats or otherwise, any conduct on the part of the Loan Parties including the execution or delivery of this Agreement or any of the Loan Documents or any other document or instrument.  Because this Agreement was negotiated at length with counsel, the parties agree that the traditional rules calling for a document to be construed against its draftsman shall not apply or be followed.

19.          Loan Documents. Except as herein specifically provided otherwise, the Loan Documents shall remain in full force and effect and be unaffected hereby. In the event of a conflict between the terms of this Agreement, the Loan Documents, and any other agreement between the Bank and the Loan Parties then this Agreement shall be controlling.

20.          Waiver, Amendment, and Entirety of Agreement.  No waiver of or consent to any departure from any provision hereof shall be effective unless in writing and signed by the authorized representative of the party against whom such a waiver or consent is asserted and shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing.  No delay or omission by any party hereto to exercise any right or remedy upon the happening of any Default hereunder shall impair such right or remedy or be deemed to be a waiver of such Default. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations, agreements, and understandings relative to such subject matter.

21.           Titles. Titles to the sections of this Agreement are solely for the convenience of the parties hereto and are not an aid in the interpretation of this Agreement or any part thereof.

22.          Third-Party Beneficiaries.  All of the conditions and obligations hereunder are imposed solely and exclusively for the benefit of the parties hereto and their successors and assigns.  No other person or entities shall obtain any interest herein or require satisfaction of such conditions in accordance with the terms hereof or be entitled to assume that any of the parties hereto will enforce such conditions and obligations and no other person shall, under any circumstances, be beneficiary of such conditions.

23.          No Assignment by Loan Parties.  The Loan Parties shall not assign this Agreement or any of their respective rights or obligations under the Agreement without prior written consent of the Bank, and any attempted assignment made without such consent shall be void and of no effect.

24.          Further Assurances. The Loan Parties shall execute any and all agreements, instruments, and documents, and shall take such further actions as may be reasonably necessary in the opinion of the Bank to fully effectuate this Agreement.

25.          Facsimile, Counterparts, and Governing Law.  This Agreement together with any document contemplated to be executed herewith may be executed by facsimile signature, and any such facsimile document shall be deemed to be of the same force and effect as a manually signed original. This Agreement may be executed in multiple counterparts, each of which shall contain an original, and all of which taken together shall constitute one and the same agreement; provided, however, that the Agreement shall be of no force or effect until signed by all parties hereto.  This Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

26.          Severability.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of the Agreement, and the Agreement shall be construed as if such invalid or unenforceable provisions had never been contained in this Agreement.

27.          WAIVER OF JURY TRIAL.  AS A MATERIAL INDUCEMENT FOR THE BANK TO ENTER THIS FORBEARANCE AGREEMENT, THE BANK AND THE LOAN PARTIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, THE LOAN DOCUMENTS, AND ANY DOCUMENTS EXECUTED HEREWITH OR CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EITHER PARTY.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed, sealed and delivered on the day and year first above written.

TREBOR:

TREBOR INDUSTRIES, INC., a Florida corporation

By:

Name:

As:

STATE OF FLORIDA	)
)SS:
COUNTY OF ___________	)

The foregoing instrument was acknowledged before me the   day of February, 2011, by _________________________, as ______________________ of TREBOR INDUSTRIES, INC., a Florida corporation, on behalf of the corporation, who is personally known to me or who has produced _________________ (type of identification) as identification.

NOTARY PUBLIC, STATE OF ______________

(Print, Type or Stamp Commissioned Name of Notary Public)

CARMICHAEL:

ROBERT M. CARMICHAEL, individually

STATE OF FLORIDA	)
)SS:
COUNTY OF ___________	)

The foregoing instrument was acknowledged before me the ____ day of February, 2011, by ROBERT M. CARMICHAEL, individually, who is personally known to me or who has produced _________________ (type of identification) as identification.

NOTARY PUBLIC, STATE OF ______________

(Print, Type or Stamp Commissioned Name of Notary Public)

BANK:

BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation, as successor- in-interest to Colonial Bank by asset acquisition from the FDIC as Receiver for Colonial Bank

By:

Name:

Title:

STATE OF ___________	)
) ss:
COUNTY OF	)

Sworn to and subscribed before me this ____ day of February, 2011, by _____________________ as ____________________of BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation, as successor-in-interest to Colonial Bank by asset acquisition from the FDIC as Receiver for Colonial Bank, on behalf of the bank, who is personally known to me or who has produced _________________ (type of identification) as identification.

NOTARY PUBLIC, STATE OF _______________

(Print, Type or Stamp Commissioned Name of Notary Public)

EXHIBIT “A”

LOTS 7 AND 8, BLOCK 200, F.R. OLIVER’S AMENDED PLAT OF SEMINOLE ADDITION, ACCORDING TO THE MAP OR PLAT THEREOF AS RECORDED IN PLAT BOOK 1, PAGE(S) 88, PUBLIC RECORDS OF MIAMI-DADE COUNTY, FLORIDA, SAID LANDS NOW LYING, BEING AND SITUATE IN BROWARD COUNTY, FLORIDA.

EXHIBIT “B”

[See attached Consolidated Note]

EXHIBIT “C”

[See attached Mortgage Modification]

EXHIBIT “D”

[See attached Additional Guaranty]

EXHIBIT “E”

[See attached Joint Stipulation to Foreclosure]